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                                                                      EXHIBIT 15

                LETTER TO SEC RE UNAUDITED FINANCIAL INFORMATION

Board of Directors and Stockholders
OHM Corporation

         We are aware of the incorporation by reference into the Registration Statement (Form S-8 pertaining to the OHM Corporation Retirement and Incentive Compensation Plan) of OHM Corporation of our reports dated April 30, 1996, July 26, 1996 and October 25, 1996, relating to the unaudited consolidated interim financial statements of OHM Corporation which are included in its Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996.

         Pursuant to Rule 436(c) of the Securities Act of 1933, our reports are not a part of the Registration Statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.

                                      ERNST & YOUNG LLP
                                      /s/ Ernst & Young LLP

Columbus, Ohio
January 31, 1997

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